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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Kerr-McGee Corporation of our report dated February 26, 1999 appearing in Kerr-McGee Corporation's Current Report on Form 8-K/A and relating to the consolidated financial statements of Oryx Energy Company, which financial statements are not separately presented therein.



PricewaterhouseCoopers LLP

Dallas, Texas
January 3, 2000